Exhibit 99.1

FTC Solar Announces First Quarter 2023 Financial Results

First Quarter Highlights and Recent Developments

•
Revenue growth of 56% quarter over quarter (q/q)
•
Gross margin of 5.0%, or 7.3% Non-GAAP, up >10 points q/q & 57 points over last 2 quarters
•
New Pioneer 1P tracker shipping ahead of schedule, with first orders in U.S. and Australia
•
Project backlog reaches $1.4B, with $235 million added
•
Solar module constraints appear to be easing, which is an encouraging sign for 2H'23 into 2024

AUSTIN, Texas — May 10, 2023– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced financial results for the first quarter ended March 31, 2023.

“Results for the first quarter came in at the high-end of our target ranges on all metrics,” said Sean Hunkler, FTC Solar President and Chief Executive Officer. “Our strategy is working, the multiple initiatives we've executed on over the past year are improving our operating performance. For example, our improved cost structure has enabled us to post our first positive gross margin since our IPO, one that is 14-points higher today than it was in the fourth quarter of 2021 when we had two and a half times the revenue, and one that is 57 points higher than just two quarters ago.

“In addition to improving our cost and margin profile by eliminating more than a fifth of the steel from our products and launching a higher-margin Distributed Generation (DG) business, we have taken several other steps to improve our overall competitive positioning. We expanded our product offering and available market opportunity by adding a thin-film solution to our 2P Voyager tracker and introducing a new and differentiated 1P tracker called Pioneer, for which we just won our first project awards in the U.S. and Australia. And we strengthened our geographic positioning – in the U.S. by announcing a joint venture with a leading manufacturer to support customers with domestic content, and internationally by growing project awards outside the U.S., which to date now stands at 10 countries, which further diversifies our revenue base.

“Our enhanced portfolio and positioning, along with our signature strong service, allows us to engage with customers as a truly differentiated and technology-agnostic partner to optimize each individual customer project site, wherever it may be. Customers have taken notice and our overall pipeline1 has reached a new record high at 134 gigawatts and our backlog2 has grown to $1.4 billion, with another $235 million added since March 1.

“On the market front, while our U.S. customers’ ability to obtain solar modules has been a headwind for the past year, the constraints seem to be easing to some degree. We’re seeing increasingly more project opportunities appear in our funnel that have visibility to solar modules. This is a great sign as we look ahead with customers to the back half of 2023 and into 2024.”

Summary Financial Performance: Q1 2023 compared to Q1 2022

	U.S. GAAP		Non-GAAP
	Three months ended March 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$40,894	$49,553	$40,894	$49,553
Gross margin percentage	5.0%	(18.7%)	7.3%	(17.8%)
Total operating expenses	$14,432	$18,491	$10,053	$11,177
Loss from operations(a)	$(12,397)	$(27,778)	$(7,152)	$(19,965)
Net loss	$(11,762)	$(27,793)	$(7,358)	$(20,284)
Diluted loss per share	$(0.11)	$(0.28)	$(0.07)	$(0.20)
(a) Adjusted EBITDA for Non-GAAP

Total first quarter revenue was $40.9 million, slightly above our prior guidance range. This revenue level represents an increase of 56.0% compared to the prior quarter, continuing the momentum off the third-quarter 2022 lows as product volume increases. Compared to the year-earlier quarter, revenue decreased 17.5%, driven primarily by lower logistics volume, partially offset by higher product ASP.

GAAP gross profit was $2.0 million, or 5.0% of revenue, compared to a loss of $1.9 million, or 7.3% of revenue in the prior quarter. Non-GAAP gross profit was $3.0 million or 7.3% of revenue. The result for this quarter compares to a non-GAAP gross loss of $8.8 million in the prior-year period, with the difference driven primarily by significantly improved product and logistics direct margins, partially offset by lower volumes.

GAAP operating expenses were $14.4 million. On a non-GAAP basis, excluding stock-based compensation and certain other expenses, operating expenses were $10.1 million, compared to $11.2 million in the year-ago quarter. The year-over-year decrease was driven primarily by lower personnel-related costs and spending on professional services.

GAAP net loss was $11.8 million or $0.11 per share, compared to a loss of $20.5 million or $0.20 per share in the prior quarter and compared to a net loss of $27.8 million or $0.28 per share in the year-ago quarter. Adjusted EBITDA loss, which excludes approximately $4.6 million, including stock-based compensation expense, certain consulting and legal fees, severance and other non-cash items, was $7.2 million. This result compares to an Adjusted EBITDA loss of $11.0 million in the prior quarter and $20.0 million in the year-ago quarter.

Outlook

For the second quarter of 2023, we are targeting continued sequential growth in revenue. Importantly, we expect continued improvement in gross margin as our product cost-reduction initiatives continue to positively impact the income statement.

(in millions)	1Q '23 Guidance	1Q '23 Actual	2Q '23 Guidance
Revenue	$36 - $40	$40.9	$42.5 - $52.5
Non-GAAP Gross Profit	$0.7 - $3.2	$3.0	$4.0 - $6.5
Non-GAAP Gross Margin	2% - 8%	7.3%	9% - 12%
Non-GAAP operating expenses	$10 - $11	$10.1	$10 - $11
Non-GAAP adjusted EBITDA	$(10.3) - $(6.8)	$(7.2)	$(7.0) - $(3.5)

Looking beyond the second quarter, the increase in project opportunities we are seeing today with visibility to modules gives us increasing confidence in the potential for a strong revenue ramp in the second half of the year and into 2024.

First quarter 2023 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its first quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘pipeline’ refers to the total amount of uncontracted projects in the solar energy market to which the company has visibility as a potential sale opportunity for its trackers. The size of our pipeline does not guarantee future sales results or revenues, which will depend on our ability to convert pipeline opportunities to binding sales orders.

2. The term ‘backlog’ refers to the combination of our executed contracts and awarded orders, which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended March 31,
(in thousands, except shares and per share data)	2023	2022
Revenue:
Product	$32,579	$30,968
Service	8,315	18,585
Total revenue	40,894	49,553
Cost of revenue:
Product	31,767	34,963
Service	7,092	23,877
Total cost of revenue	38,859	58,840
Gross profit (loss)	2,035	(9,287)
Operating expenses
Research and development	1,922	2,701
Selling and marketing	1,711	1,972
General and administrative	10,799	13,818
Total operating expenses	14,432	18,491
Loss from operations	(12,397)	(27,778)
Interest expense, net	(58)	(295)
Gain from disposal of investment in unconsolidated subsidiary	898	337
Other income (expense), net	(74)	19
Loss before income taxes	(11,631)	(27,717)
Provision for income taxes	(131)	(76)
Net loss	(11,762)	(27,793)
Other comprehensive income (loss):
Foreign currency translation adjustments	(5)	57
Comprehensive loss	$(11,767)	$(27,736)
Net loss per share:
Basic	$(0.11)	$(0.28)
Diluted	$(0.11)	$(0.28)
Weighted-average common shares outstanding:
Basic	106,791,198	99,211,792
Diluted	106,791,198	99,211,792

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$41,493	$44,385
Accounts receivable, net	61,306	49,052
Inventories	8,610	14,949
Prepaid and other current assets	9,487	10,304
Total current assets	120,896	118,690
Operating lease right-of-use assets	2,401	1,154
Property and equipment, net	1,557	1,702
Intangible assets, net	977	1,113
Goodwill	7,562	7,538
Equity method investment	900	—
Other assets	4,744	4,201
Total assets	$139,037	$134,398
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$23,704	$15,801
Accrued expenses	20,523	23,896
Income taxes payable	565	443
Deferred revenue	8,639	11,316
Other current liabilities	9,612	8,884
Total current liabilities	63,043	60,340
Operating lease liability, net of current portion	1,681	786
Other non-current liabilities	6,072	6,822
Total liabilities	70,796	67,948
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of March 31, 2023 and December 31, 2022	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 110,277,096 and 105,032,588 shares issued and outstanding as of March 31, 2023 and December 31, 2022	11	11
Treasury stock, at cost; 10,762,566 shares as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	328,903	315,345
Accumulated other comprehensive income loss	(66)	(61)
Accumulated deficit	(260,607)	(248,845)
Total stockholders’ equity	68,241	66,450
Total liabilities and stockholders’ equity	$139,037	$134,398

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(11,762)	$(27,793)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	4,890	4,610
Depreciation and amortization	334	121
Amortization of debt issue costs	177	173
Provision for obsolete and slow-moving inventory	1,261	—
Gain from disposal of investment in unconsolidated subsidiary	(898)	(337)
Warranty provision	1,543	516
Warranty recoverable from manufacturer	(54)	(205)
Bad debt credit	—	(30)
Deferred income taxes	216	—
Lease expense and other	229	198
Impact on cash from changes in operating assets and liabilities:
Accounts receivable, net	(11,412)	(24,652)
Inventories	5,078	(58)
Prepaid and other current assets	817	3,440
Other assets	(882)	(40)
Accounts payable	7,882	7,258
Accruals and other current liabilities	(616)	(17,044)
Deferred revenue	(2,677)	1,679
Other non-current liabilities	(2,212)	(752)
Lease payments and other, net	(230)	(190)
Net cash used in operating activities	(8,316)	(53,106)
Cash flows from investing activities:
Purchases of property and equipment	(28)	(523)
Investment in Alpha Steel	(900)	—
Proceeds from disposal of investment in unconsolidated subsidiary	898	337
Net cash used in investing activities	(30)	(186)
Cash flows from financing activities:
Sale of common stock	5,450	—
Stock offering costs paid	(32)	—
Proceeds from stock option exercises	51	428
Net cash provided by financing activities	5,469	428
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	62
Net decrease in cash, cash equivalents and restricted cash	(2,892)	(52,802)
Cash, cash equivalents and restricted cash at beginning of period	44,385	102,185
Cash, cash equivalents and restricted cash at end of period	$41,493	$49,383

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision (benefit) for income taxes, (ii) interest expense, net (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, and (vi) non-routine legal fees, certain severance and other costs (credits). We also deduct the contingent gains from the disposal of our investment in unconsolidated subsidiary from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt issue costs and intangibles, (ii) stock-based compensation, (iii) non-routine legal fees, severance and certain other costs (credits), and (iv) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains from the disposal of our investment in unconsolidated subsidiary from net loss in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three months ended March 31, 2023 and 2022, respectively:

	Three months ended March 31,
(in thousands, except percentages)	2023	2022
U.S. GAAP revenue	$40,894	$49,553
U.S. GAAP gross profit (loss)	$2,035	$(9,287)
Depreciation expense	124	69
Stock-based compensation	816	309
Other costs	—	102
Non-GAAP gross profit (loss)	$2,975	$(8,807)
Non-GAAP gross margin percentage	7.3%	(17.8%)

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three months ended March 31, 2023 and 2022, respectively:

	Three months ended March 31,
(in thousands)	2023	2022
U.S. GAAP operating expenses	$14,432	$18,491
Depreciation expense	(70)	(52)
Amortization expense	(140)	—
Stock-based compensation	(4,074)	(4,301)
Non-routine legal fees	(108)	(1,078)
Severance	13	(615)
Other (costs) credits	—	(1,268)
Non-GAAP operating expenses	$10,053	$11,177

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three months ended March 31, 2023 and 2022, respectively:

	Three months ended March 31,
(in thousands)	2023	2022
U.S. GAAP loss from operations	$(12,397)	$(27,778)
Depreciation expense	194	121
Amortization expense	140	—
Stock-based compensation	4,890	4,610
Non-routine legal fees	108	1,078
Severance	(13)	615
Other costs	—	1,370
Other income (expense)	(74)	19
Adjusted EBITDA	$(7,152)	$(19,965)

The following table reconciles Non-GAAP Adjusted EBITDA, Adjusted net loss and Adjusted EPS to the related GAAP measure of net loss for the three months ended March 31, 2023 and 2022, respectively:

	Three months ended March 31,
	2023		2022
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(11,762)	$(11,762)	$(27,793)	$(27,793)
Reconciling items -
Provision for income taxes	131	—	76	—
Interest expense, net	58	—	295	—
Amortization of debt issue costs in interest expense	—	177	—	173
Depreciation expense	194	—	121	—
Amortization of intangibles	140	140	—	—
Stock-based compensation	4,890	4,890	4,610	4,610
Gain from disposal of investment in unconsolidated subsidiary(a)	(898)	(898)	(337)	(337)
Non-routine legal fees(b)	108	108	1,078	1,078
Severance(c)	(13)	(13)	615	615
Other costs(d)	—	—	1,370	1,370
Adjusted Non-GAAP amounts	$(7,152)	$(7,358)	$(19,965)	$(20,284)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	$(0.07)	N/A	$(0.20)
Diluted	N/A	$(0.07)	N/A	$(0.20)

Weighted-average common shares outstanding:
Basic	N/A	106,791,198	N/A	99,211,792
Diluted	N/A	106,791,198	N/A	99,211,792

(a) Our management excludes the gain from collections of contingent contractual amounts arising from the sale in 2021 of our investment in our unconsolidated subsidiary when evaluating our operating performance.

(b) Non-routine legal fees represent legal fees and other costs incurred for matters that were not ordinary or routine to the operations of the business.

(c) Severance costs were incurred in 2022 related to agreements with certain executives due to restructuring changes. Amounts for 2023 represent adjustments to preexisting accruals associated with our December 2022 reduction in workforce.

(d) Other costs in 2022 include certain costs attributable to accelerated vesting of stock-based compensation awards resulting from our IPO and shareholder follow on registration costs pursuant to our IPO.